UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Arbor Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0057959
(State of incorporation or organization)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, New York	11553
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
7.375% Senior Notes due 2021	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-189532

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of Notes” in the Registrant’s Prospectus Supplement dated May 7, 2014, as filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2014, pursuant to Rule 424(b) under the Securities Act of 1933 and under the heading “Description of Debt Securities”  in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-189532), filed with the Commission  on June 21, 2013 and amended on July 26, 2013, which is incorporated  herein by reference.

Item 2.                   Exhibits.

4.1

Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to Arbor Realty Trust Inc.’s Form 8-K filed on May 12, 2014.

4.2

First Supplemental Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 to Arbor Realty Trust Inc.’s Form 8-K filed on May 12, 2014.

4.3	Form of 7.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.2 hereto)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 12, 2014	ARBOR REALTY TRUST, INC.

/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer

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